LOAN AGREEMENT

Dated as of November 21, 2008

By and Between

EMBASSY BANCORP, INC.

and

UNIVEST NATIONAL BANK AND TRUST CO.

THIS LOAN AGREEMENT, dated as of November 21, 2008, by and between EMBASSY BANCORP, INC, a Pennsylvania business corporation having its principal office at 100 Gateway Drive, P.O. Box 20405, Bethlehem, Pennsylvania 18017 (the “Borrower”), and UNIVEST NATIONAL BANK AND TRUST CO., a national banking association having its principal office at 14 North Main Street, Univest Plaza, Souderton, Pennsylvania 18964 (the “Bank”).

WITNESSETH:

WHEREAS, the Borrower has applied to the Bank for a non-revolving line of credit in the outstanding principal amount not to exceed $6,000,000 (the “Loan”); and

WHEREAS, the proceeds of the Loan will primarily be used by the Borrower as additional capital to be provided to its subsidiary bank, Embassy Bank for the Lehigh Valley (“Embassy Bank”); and

WHEREAS, the Bank is willing to make the Loan to the Borrower upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the terms defined in this Section 1.01, whenever used and capitalized in this Agreement, shall, unless the context otherwise requires, have the respective meanings herein specified:

“Board of Directors” shall mean the Board of Directors of the Borrower or any duly authorized committee of the Board of Directors.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized by law to close.

 “GAAP” means generally accepted accounting principles in the United States of America, consistent with those used in the preparation of the financial statements referred to in Section 3.01.

“Indebtedness” of any Person shall mean (a) all items which, in accordance with GAAP, would be included on the liability side of a balance sheet of such Person as at the date as of which indebtedness is to be determined, excluding capital stock, surplus, capital and earned surplus, surplus reserves which in effect were appropriations of surplus or offsets to asset values (other than all reserves in respect of obligations, the amount, applicability or validity of which is at such date being contested in good faith by such Person) and deferred credits, (b) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge, security interest or liens whether or not the indebtedness secured thereby shall have been assumed, (c) all proper accruals for federal and other taxes based on or measured by income or profits, and (d) all guarantees, endorsements and other contingent obligations, including, without limitation, all indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed or supported, directly or indirectly, by such Person through an agreement, contingent or otherwise, (i) to purchase the indebtedness, or (ii) to purchase, sell, transport or lease (as lessee or lessor) property or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (iii) to supply or advance funds to or in any other manner invest in the debtor; provided, however, that such term shall not mean and include any indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the stated date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee in trust for the payment thereof.

“Loan Documents” shall mean, collectively, this Agreement and any related Notes.

“Note” shall have the meaning ascribed to such term in Section 2.02.

“Person” shall mean any individual, corporation, partnership, Limited Liability Company or other entity, or government, foreign or domestic, or any agency or political subdivision of any government.

ARTICLE II

The Loan

SECTION 2.01. Loan Commitment. Subject to the terms and conditions of, and relying upon the representations and warranties of the Borrower contained in, this Agreement, the Bank (a) shall make the proceeds of the Loan available to the Borrower on the date (the “Closing Date”) on which the Borrower executes and delivers to the Bank the promissory note evidencing the Loan.

SECTION 2.02. Subordinated Term Loan Note.  The obligation of the Borrower to repay the unpaid principal amount of the Loan, and to pay interest thereon, shall be evidenced, by a Subordinated Term Loan Note of even date herewith (such Subordinated Term Loan Note, and any extension, refinancing or renewal of the same, is referred to herein as the “Note”). The unpaid principal balance of the Note, the interest, if any, accrued thereon, the interest rate applicable to such balance, and the term of the Loan shall be determined from the terms of the Note and the records of the Bank in the absence of manifest error.

SECTION 2.03. Advances.

(a)  In accordance with this Agreement and other Loan Documents, Borrower may from time to time request one or more advances (each advance hereunder being referred to herein as an “Advance”).  The aggregate principal amount of all Advances disbursed hereunder shall not exceed $6,000,000.00 (the “Principal Limit”).

(b) By requesting an Advance, Borrower makes a warranty that Borrower is in compliance with all Loan Documents.  When making a request for an Advance, Borrower must specify the requested amount and the date.  All Advances will be made in United States dollars.  Borrower agrees to indemnify and hold harmless the Bank for the Bank’s reliance on any request for Advances that the Bank reasonably believes to be genuine.  To the extent permitted by law, Borrower will indemnify the Bank and hold the Bank harmless when the person making any request represents that Borrower authorized the person to request an Advance even when the person is unauthorized or the person’s signature is not genuine.  The Borrower may request Advances by the following methods: (1) in person; (2) by phone; or (3) by mail.

(c) In addition to any other Loan conditions, requests for, and access to, Advances are subject to the following limitations:

(1) Obligatory Advances. Bank will make all Advances under and subject to this Agreement’s terms and conditions.

(2) Advance Amount. Subject to the terms and conditions contained in this Agreement, Advances will be made in the amount requested by Borrower.

(3) Disbursement of Advances. On Borrower’s fulfillment of this Agreement’s terms and conditions, Bank will disburse the Advance in any manner mutually -3-

agreed upon.

(4) Credit Limit.  Borrower understands that the Bank will not ordinarily grant a request for an Advance that would cause the unpaid principal of the Loan to be greater than the Principal Limit.  The Bank may, at its option, grant such a request without obligating the Bank to do so in the future.  The Borrower will pay any over Advances in addition to the regularly scheduled payments.  The Borrower will repay any over Advance by repaying the Bank in full within 10 days after the overdraft occurs.

(5) Records. The Bank’s records will be conclusive evidence as to the amount of Advances, the Note’s unpaid principal balances and the accrued interest.

(d) The Borrower will satisfy all of the following conditions before the Bank will make any Advances under this Agreement.

(1) No Default. There has not been a default under this Agreement or any other Loan Documents nor would a default result from making the Loan or any Advance.

(2) Information. The Bank has received all documents, information, certifications and warranties as the Bank may require, all properly executed, if appropriate, on forms acceptable to the Bank.

(3) Inspections. The Bank has made all inspections it considers necessary and is satisfied with this inspection.

(4) Conditions and Covenants. Borrower will have performed and complied with all conditions required for an Advance and all covenants in this Agreement and any other Loan Documents.

(5) Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the requested Advance.

(6) Financial Statements.  The Borrower’s most recent financial statements and other financial reports, delivered to the Bank, are current, complete, true and accurate in all material respects and fairly represent the Borrower’s financial condition.

(7) Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against the Borrower or any of the Borrower’s affiliates.

(8) Pledge Agreement.  Execution of the Pledge Agreement attached hereto and marked “Exhibit A” providing for the Borrower’s pledge of 500,000 shares of Embassy Bank common stock to the Bank in order to secure the Loan and the Borrower’s Obligations hereunder.

SECTION 2.04. Optional Prepayments.  The Borrower may, upon at least three (3)

Business Days’ written notice to the Bank, without penalty, prepay the Loan in whole or in part at any time provided that all prepayments shall be accompanied by payment of all interest accrued thereon to date.

SECTION 2.05. General Provisions as to Loan Payments and Computation of Interest. The Borrower shall make each payment of principal of, and interest on, the Loan in lawful money of the United States of America and in federal or other funds immediately available to the Bank at its address referred to in Section 9.03. The Borrower hereby irrevocably authorizes the Bank to debit any of its accounts at the Bank for the payment of all amounts payable under the Loan Documents on the due date for such payments. Whenever any payment of principal of, or interest on, the Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall continue to accrue thereon. If the date for any payment of principal of the Loan is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.  Interest on the Loan shall be computed on the basis of a year of 360 days, and paid for the actual number of days elapsed (including the first day but excluding the last day).

ARTICLE III

Representations and Warranties

The Borrower represents and warrants that:

SECTION 3.01. Financial Statements. The balance sheets of Embassy Bank for the fiscal year ended December 31, 2007, and its respective statements of income, changes in stockholders’ equity and changes in financial position for such fiscal year, including in each case the related schedules and notes, all certified by Embassy Bank’s independent certified public accountants, copies of all of which balance sheets and statements have heretofore been delivered to the Bank, were prepared in accordance with GAAP consistently applied throughout the periods involved, are correct and complete and fairly present the financial position and results of operations of Embassy Bank for such fiscal year. There has been no change in the financial condition of Embassy Bank as shown on the latest audited balance sheets, other than changes in the ordinary course of business which have not been materially adverse.

SECTION 3.02. Business and Properties. No report, document, certificate or statement delivered to the Bank by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Since December 31, 2007, there has not been any adverse change in the business, operations, properties or assets of the Borrower or its subsidiaries which is material to the Borrower and its subsidiaries taken as a whole or to the Borrower alone, except with respect to the formation of the Borrower as the holding company for Embassy Bank.

SECTION 3.03. No Pending Material Litigation or Proceeding. Except as set forth on Schedule A attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any of its subsidiaries) pending or, to the knowledge and belief of the Borrower, threatened against or affecting the Borrower or any of its subsidiaries, or the business or properties of the Borrower or any of its subsidiaries, at law or in equity, or before or by any governmental department, commission board, agency or instrumentality, domestic or foreign, or any arbitrator, which might have a material adverse effect on the financial position of the Borrower and its subsidiaries taken as a whole or which might have any material adverse effect on the ability of (a) the Borrower or any subsidiary to carry on its business as now conducted or (b) the Borrower to perform any of its obligations under the Loan Documents. Neither the Borrower nor any of its subsidiaries is, to the knowledge and belief of the Borrower, (i) in default in any material respect under any order, writ, injunction or decree of any court or arbitrator, or (ii) in default in any material respect under any order, regulation or demand of any governmental agency, where the default specified in (i) or (ii) would have consequences that might have a material adverse effect on the financial position of the Borrower and its subsidiaries taken as a whole.

SECTION 3.04. Valid Organization, Good Standing and Qualification of Borrower and Subsidiaries. The Borrower and its subsidiaries are duly and validly organized and existing entities in good standing under the laws of their respective jurisdictions of organization. The Borrower and its subsidiaries are duly licensed or qualified and in good standing as foreign entities in all other jurisdictions where the ownership or leasing of property or the nature of business transacted makes such qualification necessary, and are entitled to own their respective properties and assets, and to carry on their respective businesses, all as, and in the places where, such properties and assets are now owned or operated or such businesses are now conducted or presently proposed to be conducted, except where failure to so qualify would not have a material adverse effect on the business, properties or assets, or in the condition, financial or otherwise, of the Borrower and its subsidiaries taken as a whole. The Borrower and its subsidiaries have made payment of all franchise and similar taxes in their respective jurisdictions in which they are qualified as foreign entities, insofar as such taxes are due and payable at the date of this agreement, except for any such taxes immaterial in amount or the validity of which is being contested in good faith and for which proper reserves have been set aside on the books of the Borrower or any of its subsidiaries, as the case may be. The shares of capital stock of each subsidiary owned by the Borrower, directly or indirectly, have been duly issued, are fully paid and nonassessable, and are owned free and clear of any liens, charges and encumbrances.

SECTION 3.05.  No Leases Affecting Balance Sheet Values: Status of Leases. None of the assets or properties the values of which are reflected in the latest audited consolidated balance sheet referred to in Section 3.01 is held by the Borrower or any of its subsidiaries as lessee under any lease (excluding capitalized lease obligations). The Borrower and its subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating, none of which contains any unusual or burdensome provisions that will, in the judgment of the Borrower, materially and adversely affect or impair the operations of the Borrower and its subsidiaries taken as a whole. All of such leases are valid, subsisting and in full force and effect and, to the best knowledge of the Borrower, none of such leases is in default.

SECTION 3.06. No Adverse Contracts or Restrictions. Neither the Borrower nor any of its subsidiaries is a party to, or is bound by, any contract or agreement or instrument, or subject to any charter or other corporate restriction, which in the opinion of the Borrower materially and adversely affects its business, property, assets, operations or condition, financial or otherwise.

SECTION 3.07. No Legal Restrictions on Performance: No Defaults.  Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by it, nor compliance with its terms and conditions will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaws or any other agreement or instrument to which the Borrower or any of its subsidiaries is now a party or by which any of them or their respective properties may be bound or affected, or any judgment or order, writ, injunction, decree or demand of any court, arbitrator, or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or result in the creation or imposition of any lien charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower or its subsidiaries under the terms or provisions of any such agreement or instrument. Except with the respect to the alleged agreement that is the subject of the litigation disclosed on Schedule A hereto, the Borrower or its subsidiaries is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of the Borrower or its subsidiaries or pursuant to which any such Indebtedness is issued or other agreement or instrument to which the Borrower or its subsidiaries is a party or by which the Borrower or its subsidiaries or its properties may be bound or affected. No event has occurred which constitutes an event of default or which, with notice or the lapse of time, or both, would constitute an event of default under any agreement or instrument evidencing Indebtedness for money borrowed of the Borrower or any of its subsidiaries which enables the holders thereof or any Person on their behalf to declare the same due and payable prior to the maturity thereof.

SECTION 3.08. Compliance with Statutes and Regulations. The Borrower and its subsidiaries have complied with, and are currently in compliance with, all applicable statutes, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities, and agencies and instrumentalities of the foregoing, in  respect of the conduct of their respective businesses and ownership of their respective properties (including, without limitation, applicable statutes, regulations, orders and restrictions relating to bank holding companies, banks, equal employment opportunities and environmental standards or controls), where failure to comply therewith would have a material adverse effect on the business, properties or assets, or in the condition, financial or otherwise, of the Borrower and its subsidiaries taken as a whole. No governmental consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this agreement.

SECTION 3.09. Tax Status. The Borrower and its subsidiaries have filed all United States income tax returns and all state, municipal and other tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 2007.

SECTION 3.10. Margin Regulation. The Borrower will not use any part of the proceeds of the Loan (a) directly or indirectly to purchase or carry any “margin security” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, or to reduce or retire any Indebtedness originally incurred to purchase any such security within the meaning of such regulation, (b) so as to involve the Borrower in a violation of Regulation X of such Board, or (c) for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations respecting the extension of credit promulgated thereunder.

SECTION 3.11. Investment Company Act. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.12. Exempt Status. Of Transaction Under Securities Act. The execution and delivery of the Note by the Borrower constitutes a transaction exempt from the registration provisions of the Securities Act of 1933, as amended.

SECTION 3.13. Authorization and Validity. The Loan Documents have been duly authorized and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

ARTICLE IV

Conditions of Closing

The Bank’s obligation to make the Loan provided for in Article II shall be subject to the performance by the Borrower prior to or at the Closing Date of all its agreements theretofore to be performed under this Agreement, to the accuracy of its representations and warranties contained in this Agreement, and to the satisfaction, prior to or concurrently with the closing of the Loan of the following further conditions:

SECTION 4.01. Opinion of Counsel. The Bank shall have received on the Closing Date from the Borrower’s counsel, an opinion, dated the Closing Date, and in form and substance satisfactory to the Bank, to the effect that:

(a)the Borrower is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Pennsylvania with corporate power to carry on the business described, and to own the properties referred to, in the Financial Statements, to enter into this Agreement, to borrow money as contemplated by it, to issue the Note and to carry out the provisions of the Loan Documents;

(b)each Loan Document has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms (except to the extent that the enforcement of the provisions thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights now or hereafter in effect and except that specific performance is an equitable remedy which may or may not be awarded by a court in its discretion);

(c)it is not necessary, in connection with the issuance and delivery of the Note to the Bank under the circumstances contemplated by this Agreement, to register the Note under the Securities Act of 1933, as amended;

(d)no order, permission, consent or approval of any federal or state commission, board or regulatory authority is required for the execution and delivery of the Loan Documents; and

(e)the Borrower is not qualified as a foreign corporation in any state, and neither the character of the properties owned by it nor the nature of the business transacted by it makes such qualification necessary.

SECTION 4.02. Certificate as to Representations and Warranties and No Events of Default; Corporate Resolutions.

(a)The representations and warranties of the Borrower contained in Article III shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and no event shall have occurred prior to the Closing Date which constitutes an Event of Default or which, with notice or the lapse of time, or both, would constitute an Event of Default, and the Borrower shall have delivered to the Bank on the Closing Date a certificate, dated the Closing Date and signed by the President or Chief Financial Officer of the Borrower, to such effect.

(b)Certified copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents, together with a certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.

SECTION 4.03. Proceedings and Documents. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to the Bank and the Bank’s counsel; and the Bank shall have received all documents or other evidence which the Bank and the Bank’s counsel may reasonably have requested in connection with such transaction and compliance with the conditions set forth in this Article IV, in form and substance satisfactory to the Bank and the Bank’s counsel.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees that, unless the Borrower obtains the prior written consent of the Bank to the contrary:

SECTION 5.01. Payment of Principal and Interest. The Borrower will punctually pay or cause to be paid the principal of and interest on the Note according to the respective terms thereof.

SECTION 5.02.  Maintenance of Corporate Existence. The Borrower will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, patents and franchises and the corporate existence, rights, patents and franchises of its subsidiaries and comply with, and cause each subsidiary to comply with, all related laws applicable to the Borrower or its subsidiaries in such manner as counsel shall advise; provided, however, that nothing in this Section 5.02 shall (a) require the Borrower or any of its subsidiaries to maintain, preserve or renew any right, patent or franchise which is not, in the opinion of the Board of Directors of Borrower, necessary or desirable in the conduct of the business of the Borrower or such subsidiary, as the case may be, or (b) prevent the termination of the corporate existence of any subsidiary (other than any of its bank subsidiaries) if, in the opinion of the Board of Directors of Borrower, such termination is in the best interest of the Borrower and not disadvantageous to the Bank, or (c) require the Borrower or any of its subsidiaries to comply with any law so long as the validity or applicability thereof shall be contested in good faith.

SECTION 5.03. Maintenance of Insurance. The Borrower will keep adequately insured, and cause each of its subsidiaries to keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations, and carry, and cause each of its subsidiaries to carry, such other insurance as is generally carried by corporations engaged in the same or a similar business similarly situated.

SECTION 5.04.  Payment of Taxes, Assessments, Etc. The Borrower will duly and promptly pay and discharge, and cause each of its subsidiaries duly and promptly to pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges and claims lawfully levied or imposed upon the franchises, properties, earnings and business of the Borrower or such subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that nothing contained in this Section 5.04 shall require the Borrower or any such subsidiary to pay any such tax, assessment, charge or claim so long as the Borrower or such subsidiary in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto.

SECTION 5.05.  Payment of Indebtedness. The Borrower will, and will cause each of its subsidiaries to, pay punctually or discharge when due, or renew or extend, any Indebtedness heretofore or hereafter incurred by it or any of them, as the case may be, and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on the part of the Borrower or such subsidiary, as the case may be, in connection therewith, or in connection with any agreement or other instrument relating thereto, or in connection with any mortgage, pledge or lien existing at any time upon any of the property or assets of the Borrower or such subsidiary, as the case may be; provided, however, that nothing contained in this Section 5.05 shall require the Borrower or any such subsidiary to pay or discharge or renew or extend any such Indebtedness or to discharge, perform or observe any such covenants, provisions and conditions so long as the Borrower or such subsidiary in good faith shall contest any claim which may be asserted against it in respect of any such Indebtedness or of any such covenants, provisions and conditions and shall set aside on its books adequate reserves with respect thereto.

SECTION 5.06. Keeping of Books. The Borrower will, and will cause each of its subsidiaries to, (a) keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with good accounting practice; and (b) set aside on its books from its earnings, for each fiscal year, reserves for depreciation, obsolescence and/or amortization of its properties during such years and all other proper reserves, which, in accordance with good accounting practice, should be set aside from such earnings in connection with its business.

SECTION 5.07. Compliance with Law. The Borrower will, and will cause each of  its subsidiaries to, comply in all material respects with all applicable statutes, regulations and orders of, and all restrictions imposed by, the United States of America and all foreign countries having jurisdiction, and any state, municipality or any other political subdivision or any agency of any thereof, in respect of the conduct of their respective businesses and the ownership of their respective properties (including all applicable statutes, regulations, orders and restrictions relating to bank holding companies, banks, equal employment opportunities and environmental standards and controls); provided, however, that nothing contained in this Section 5.07 shall require the Borrower or any such subsidiary to comply with any law so long as the validity or applicability thereof shall be contested in good faith.

SECTION 5.08. Notice of Default. If any Event of Default shall occur, the Borrower will at once give written notice to the Bank specifying the nature of such Event of Default and the action, if any, being taken by the Borrower to cure such Event of Default.

SECTION 5.09.  Dividends. The Borrower will use its best efforts to cause Embassy Bank to declare and pay cash dividends to the Borrower in amounts sufficient to cause the Borrower to comply at all times with the financial covenant contained in Section 7.03.

SECTION 5.10. Minimum Capital. The Borrower shall cause Embassy Bank to at all times maintain such capital and other requirements as are necessary to be classified as a “well capitalized” institution for both Tier I and Tier II capital purposes, in accordance with all federal and state laws and regulations applicable to Pennsylvania state chartered banks. As and when requested by the Bank, the Borrower will certify the Borrower’s compliance with this covenant to the Bank.

ARTICLE VI

Statements, Reports and Certificates

to be Delivered by the Borrower

The Borrower will deliver to the Bank, unless the Borrower obtains the prior written consent of the Bank to the contrary, the following:

SECTION 6.01. Quarterly Financial Statements.  As soon as reasonably possible, and in any event within 60 days after the close of the first three fiscal quarters of each year of the Borrower, (a) the unaudited balance sheets of the Borrower and its consolidated subsidiaries, as of the end of such quarter, setting forth in comparative form the corresponding figures for the preceding fiscal year, (b) the unaudited statements of income of the Borrower and its consolidated subsidiaries for such quarter and for the portion of the fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, and (c) the unaudited statement of cash flows of the Borrower and its consolidated subsidiaries for the year to date, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Borrower, subject to year-end audit adjustments.

SECTION 6.02. Annual Reports and Financial Statements. As soon as reasonably possible, and in any event within 120 days after the close of each fiscal year of the Borrower, (a) the audited balance sheets of the Borrower and its consolidated subsidiaries, as at the end of such fiscal year, setting forth in comparative form the corresponding figures as at the end of the preceding fiscal year, (b) the audited statements of consolidated income of the Borrower and its consolidated subsidiaries, for such fiscal year, setting forth in comparative form the corresponding figures for the previous fiscal year, and (c) the statement of cash flows of the Borrower and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the previous fiscal year. The consolidated balance sheets and statements of the Borrower and its consolidated subsidiaries shall be prepared in reasonable detail in accordance with GAAP and shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by the Borrower, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting.

SECTION 6.03. Compliance Certificate. Concurrently with the statements required to be furnished pursuant to Section 6.02, a certificate signed by the President or Chief Financial Officer of the Borrower stating that a review of the activities of the Borrower and its subsidiaries during such fiscal year has been made under his supervision with a view to determining whether during such fiscal year the Borrower and its subsidiaries had performed and observed all of their respective obligations under the Loan Documents, and under other evidences of Indebtedness, and either (a) stating that to the best of his knowledge, the Borrower and its subsidiaries had during such fiscal year performed and observed each covenant and condition of the Loan Documents applicable to them and that he had during the course of such review obtained no knowledge of any Event of Default under the Loan Documents, or any event of default under any such other evidences of Indebtedness, or of any event under which, with notice or lapse of time, or both, would constitute an Event of Default under the Loan Documents, or an event of default thereunder, or (b) if in his opinion the Borrower and its subsidiaries have not performed and observed all covenants and conditions contained in the Loan Documents, or if any Event of Default or any event which, with notice or lapse of time, or both, would constitute an Event of Default shall exist under the Loan Documents, or if any event of default or an event which, with notice or lapse of time or both, would constitute an event of default shall exist under any other evidences of Indebtedness, specifying all such events, and their nature and status and stating the action, if any, being taken by the Borrower to cure or avoid any such Event of Default or event of default. Such certificate shall also set forth such information and data demonstrating compliance with the provisions of Article VII of this Agreement as the Bank may reasonably request.

SECTION 6.04. Other Reports and Statements. Promptly upon the mailing to its stockholders of each annual report, proxy statement or other report or communication, a copy of each such report, proxy statement or communication; promptly upon any filing by the Borrower with the Securities and Exchange Commission or any governmental agency or agencies substituted for such Commission, or with any national securities exchange, of any annual or periodic or special report or registration statement, a copy of such report or statement; and promptly upon filing any reports of condition required to be filed with the Federal Reserve Board (with respect to the Borrower or any of its subsidiaries) a copy of such report.

In the event that any Indebtedness of the Borrower is declared due and payable before its expressed maturity, or any holder of such Indebtedness shall have the right to declare such Indebtedness due and payable before its expressed maturity because of the occurrence of any default under such Indebtedness, the Borrower will immediately give the Bank written notice of such declaration or right of declaration.

The Bank may visit and inspect any of the properties of the Borrower or its subsidiaries upon reasonable notice and during normal business hours, discuss at the principal office of the Borrower the affairs, finances and accounts of the Borrower and its subsidiaries with its and their officers, and request during such discussion such additional data and information as shall be necessary to establish that the Borrower has performed and observed the covenants and conditions set forth in the Loan Documents, all at such reasonable times and as often as the Bank may desire.

ARTICLE VII

Negative Covenants

The Borrower covenants and agrees that, unless the Borrower obtains the Bank’s prior written consent to the contrary:

SECTION 7.01. Indebtedness. The Borrower will not create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness owed to the Bank under the Loan Documents;

(b)Indebtedness existing or anticipated on the Closing Date and reflected in the financial statements referred to in Section 3.01;

(c)accrued salaries and wages;

(d)current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business;

(e) capitalized leases;

(f) customer deposits, including certificates of deposit; repurchase agreements; operating lease obligations; FHLB borrowings and ACBB borrowings; and

(g) purchase money obligations.

SECTION 7.02. Change of Control. The Borrower will not, and will not permit any of its subsidiaries to, enter into any agreement or take any action which will result in a change of control. As used in this Section 7.02, “change of control” means, with respect to either the Borrower or any of its bank subsidiaries, as the case may be (“Target”), the earliest to occur of any of the following events, each of which shall be determined independently of the others:

(a)any Person becomes a “beneficial owner,” as such term is used in Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of fifty percent (50%) or more of Target’s stock entitled to vote in the election of directors;

(b)Target is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of Target is continued following any such transaction by a resulting entity (which may be, but need not be, Target) and the shareholders of Target immediately prior to such transaction hold, directly or indirectly, at least sixty-six percent (66%) of the voting power of the resulting entity;

(c)there is a change of control of Target of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule l4A of Regulation l4A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not Target is then subject to such reporting requirement; or

(e)there has occurred a “change of control” as such term (or any term of like import) is defined in any of the following documents which is in effect with respect to Target at the time in question: any note, evidence of indebtedness or agreement to lend funds to Target, any option, incentive or employee benefit plan of Target or any employment, severance, termination or similar agreement with any person who is then an employee of Target.

SECTION 7.03. Cash Flow. The Borrower will not permit its cash and cash equivalents to be less than its debt service at the end of each fiscal quarter of the Borrower. As used in this Section 7.03, “cash and cash equivalents” shall mean cash and amounts due from depository institutions, interest-earning deposits, federal funds sold, and securities purchased under resale agreements with an original maturity of three months or less, and “debt service” shall mean its long-term debt due within one year, excluding term repurchase agreements, FHLB and ACBB borrowings, plus interest expense, all determined in accordance with GAAP.

ARTICLE VIII

Events of Default

SECTION 8.01. Events of Default. In case one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)default shall be made in the performance or observance of any of the covenants, conditions or agreements contained in the Loan Documents and such default shall continue for a period of 30 days after written notice to the Borrower from the Bank stating the specific default or defaults; or

(b)a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Borrower a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Borrower under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or solvency of the Borrower or its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or any property of the Borrower shall be sequestered or attached and shall not be returned to the possession of the Borrower or released from such attachment within 60 days thereafter; or

(c)the Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency out or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall voluntarily suspend transaction of its usual business, or corporate action shall be taken by the Borrower in furtherance of any of the aforesaid purposes; or

(d)final judgment for the payment of money in excess of $500,000 (whether one judgment or several which in the aggregate exceed $500,000) shall be rendered against the Borrower or any of its subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed; provided, however, if the Borrower or any subsidiary posts a bond which would satisfy the judgment and execution on the judgment is effectively stayed thereby, such judgment shall not constitute an Event of Default during such time; or

(e)any representation or warranty made or deemed made by the Borrower in this Agreement or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with this Agreement, or the making of the Loan shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

then, and in each and every such case, the Bank by notice in writing to the Borrower may declare the principal of the Note to be immediately due and payable, and upon any such declaration the same shall become immediately due and payable, anything in the Loan Documents to the contrary notwithstanding and Bank may exercise all of its remedies as set forth in the Pledge Agreement attached hereto as Exhibit “A”.

In case any one or more of the Events of Default specified above in this Section 8.01 shall have occurred and be continuing, the Bank may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Loan Documents, or in aid of the exercise of any power granted in the Loan Documents, or may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Bank. The Borrower shall pay all reasonable expenses incurred by the Bank in connection with the enforcement of the Loan Documents.

ARTICLE IX

Miscellaneous

SECTION 9.01. Consents, Waivers and Modifications. Any term, agreement or condition of the Loan Documents may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the prior written consent of the Bank; provided, however, that any waiver shall be effective only in the specific instance and for the purpose for which given.

SECTION 9.02. Survival of Covenants: Successors and Assigns. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in certificates or other documents delivered pursuant to the Loan Documents, regardless of any investigation made by the Bank or on its behalf, shall survive the execution and delivery of the Loan Documents to the Bank, and shall continue in full force and effect until the Loan is paid in full. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Borrower.

SECTION 9.03. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mails, postage prepaid, registered or certified mail, return receipt requested, or, in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid, or when sent by courier system providing for receipt of delivery, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

To the Borrower:	Embassy Bancorp, Inc. 100 Gateway Drive Suite 100 Bethlehem, PA 18017-9417 Attn: Judith A. Hunsicker

To the Bank:	Univest Corporation of Pennsylvania 14 North Main Street Univest Plaza Souderton, PA 18964 Attn: Jeffrey M. Schweitzer

SECTION 9.04. Reimbursement of Bank. The Borrower hereby agrees, upon request, to reimburse the Bank for all of the reasonable out-of-pocket expenses, including counsel fees, incurred by the Bank in connection with the preparation and execution of the Loan Documents.

SECTION 9.05. Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that neither party may assign or transfer its rights hereunder without the prior written consent of the other party.

SECTION 9.06. Construction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the domestic internal laws of the Commonwealth of Pennsylvania without regard to its rules pertaining to conflict of laws. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.07. Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 9.09. Entire Agreement. The Loan Documents represent the entire agreement between the Bank and the Borrower with respect to the financing transactions to which they relate, and cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMBASSY BANCORP, INC.

By:	/s/ David M. Lobach
Name:	David M. Lobach
Title:	CEO, Vice Chairman

UNIVEST NATIONAL BANK AND TRUST CO.

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	Executive Vice President

Schedule A

1.  Polaris Cedar Crest, LLC v. Embassy Bank for the Lehigh Valley, Court of Common Pleas of Lehigh County, Docket No. 2008 C 4098